UNIFIED SERIES TRUST

Amendment No. 2 to Agreement and Declaration of Trust

1. Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Unified Series Trust (the "Trust") and effective upon execution of this document, the undersigned, being a majority of the trustees of the Trust, hereby amend in its entirety the fifth paragraph of Section 4.1 to read as follows:

> The establishment and designation of any Series or Class of Shares in addition to those established and designated in Section 4.2 shall be effective upon the execution of an instrument in writing by a majority of the then Trustees (or by an officer of the Trust pursuant to the vote of a majority of such Trustees) setting forth such establishment and designation and the relative rights and preferences of such Series or Class, or as otherwise provided in such instrument. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may, by an instrument executed by a majority of their number (or by an officer of the Trust pursuant to the vote of a majority of their number), abolish that Series or Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Declaration of Trust.
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> The above paragraph shall supersede and take the place of the existing fifth paragraph for Section 4.1 of the Agreement and Declaration of Trust.

2. Pursuant to Section 4.1 of the Agreement and Declaration of Trust of the Trust and effective upon execution of this document, the undersigned, being a majority of the trustees of the Trust, hereby amend in its entirety the first paragraph of Section 4.2 to read as follows:

> Without limiting the authority of the Trustees set forth in Section 4.1 to establish and designate any further Series, the Trustees hereby establish and designate the following Series of Shares of the Trust and designate such Series the "Abacus Bull Moose Growth Fund," the "ACM Convertible Securities Fund," the "Archer Balanced Fund," the "Becker Small Cap Equity Fund," the "Becker Value Equity Fund," the "Chicken Little Growth Fund," the "Chinook Emerging Growth Fund," the "Crawford Dividend Growth Fund," the "Dreman Contrarian Large-Cap Value Fund," the "Dreman Contrarian Mid-Cap Value Fund," the "Dreman Contrarian Small-Cap Value Fund," the "FCI Bond Fund," the "FCI Equity Fund," the "Geronimo Option & Income Fund," the "Geronimo Multi-Strategy Fund," the "Geronimo Sector Opportunity Fund," the "GJMB Growth Fund," the "GLOBALT Growth Fund," the "IMS Capital Value Fund," the "IMS Strategic Allocation Value Fund," the "IMS Strategic Income Value Fund," the "Iron Market Opportunity Fund," the "Iron Strategic Income Fund," the "Leader Short-Term Bond Fund," the "Marathon Value Portfolio," the "Marco Targeted Return Fund," the "Monteagle Fixed Income Fund," the "Monteagle Large Cap Growth Fund," the "Monteagle Value Fund," the "Polynous Growth Fund," the "QCM Absolute Return Fund," the "Sound Mind Investing Fund," the "StoneRidge Small Cap Growth Fund," the

"Symphony Wealth Management Ovation Fund," the "Tributary Income Fund," and the "Toreador Large Cap Fund" (collectively the "Series"). As to the "Chinook Emerging Growth Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Retail Class" and "Institutional Class." As to each of the "Crawford Dividend Growth Fund," the "Geronimo Option & Income Fund," the "Geronimo Multi-Strategy Fund" and the "Geronimo Sector Opportunity Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class I" and "Class C." As to the "Symphony Wealth Management Ovation Fund" Series of Shares, the Trustees hereby establish and designate two Classes of Shares, "Class A" and "Class C." The Shares of these Series and any Shares of any further Series or Class that may from time to time be established and designated by the Trustees shall (unless the Trustees otherwise determine with respect to some further Series or Class at the time of establishing and designating the same) have the following relative rights and preferences:

The above paragraph shall supersede and take the place of the existing first paragraph for Section 4.2 of the Agreement and Declaration of Trust.

Subsections (a) through (l) of Section 4.2 of the Agreement and Declaration of Trust of Unified Series Trust are hereby incorporated by reference.

3. This document shall have the status of an Amendment to said Agreement and Declaration of Trust and may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

Date: May 15, 2006

Daniel Condon

Gary E. Hippenstiel

Stephen A. Little

Ronald C. Tritschler